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===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                                 ISOLAGEN, INC.
             (Exact Name of Registrant as Specified in Its Charter)

         DELAWARE                                       87-0458888
         (STATE OR OTHER JURISDICTION OF                (I.R.S. EMPLOYER
          INCORPORATION OR ORGANIZATION)                 IDENTIFICATION NUMBER)

                            2500 WILCREST, 5TH FLOOR
                              HOUSTON, TEXAS 77042
             (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES AND ZIP CODE)


                 2001 STOCK OPTION AND APPRECIATION RIGHTS PLAN
                 2003 STOCK OPTION AND APPRECIATION RIGHTS PLAN
                           (FULL TITLE OF THE PLANS)


                                JEFFREY W. TOMZ
                     CHIEF FINANCIAL OFFICER AND SECRETARY
                                 ISOLAGEN, INC.
                            2500 WILCREST, 5TH FLOOR
                              HOUSTON, TEXAS 77042
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (713) 780-4754
         (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)




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                                    COPY TO:

                        SUSAN STRANAHAN CIALLELLA, ESQ.
                              DILWORTH PAXSON LLP
                            3200 MELLON BANK CENTER
                               1735 MARKET STREET
                     PHILADELPHIA, PENNSYLVANIA 19103-7595
                                 (215) 575-7000


                                           CALCULATION OF REGISTRATION FEE
------------------------------------ -------------------- -------------------- -------------------- -------------------
        TITLE OF SECURITIES               AMOUNT TO        PROPOSED MAXIMUM     PROPOSED MAXIMUM        AMOUNT OF
         TO BE REGISTERED               BE REGISTERED       OFFERING PRICE     AGGREGATE OFFERING    REGISTRATION FEE
                                                               PER SHARE              PRICE
------------------------------------ -------------------- -------------------- -------------------- -------------------
COMMON STOCK, $.001 PAR VALUE        7,150,000 SHARES(1)     $  6.292  (2)     $  44,985,989.25 (2)   $  3,639.37
------------------------------------ -------------------- -------------------- -------------------- -------------------

      (1)PURSUANT TO RULE 416 UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AN INDETERMINATE AMOUNT OF ADDITIONAL SHARES OF COMMON STOCK, WHICH MAY BECOME ISSUABLE PURSUANT TO THE ANTI-DILUTION PROVISIONS OF THE 2001 STOCK OPTION AND APPRECIATION RIGHTS PLAN AND THE 2003 STOCK OPTION AND APPRECIATION RIGHTS PLAN ARE ALSO BEING REGISTERED HEREUNDER.
      (2)ESTIMATED SOLELY FOR THE PURPOSE OF CALCULATING THE REGISTRATION FEE, PURSUANT TO RULE 457(H) UNDER THE SECURITIES ACT OF 1933, AS AMENDED, ON THE BASIS OF: (A) $5.324, THE WEIGHTED AVERAGE EXERCISE PRICE OF THE 4,296,350 SHARES OF COMMON STOCK SUBJECT TO OUTSTANDING STOCK OPTION GRANTS UNDER THE 2001 STOCK OPTION AND APPRECIATION RIGHTS PLAN; (B) $4.50, THE EXERCISE PRICE OF THE 1,320,000 SHARES OF COMMON STOCK SUBJECT TO OUTSTANDING STOCK OPTION GRANTS UNDER THE 2003 STOCK OPTION AND APPRECIATION RIGHTS PLAN; AND (C) $10.545, THE AVERAGE OF THE HIGH AND LOW PRICES FOR THE COMMON STOCK ON AUGUST 22, 2003, AS REPORTED BY THE AMERICAN STOCK EXCHANGE, FOR THE 603,650 SHARES OF COMMON STOCK RESERVED FOR ISSUANCE UNDER STOCK OPTIONS TO BE GRANTED IN THE FUTURE UNDER THE 2001 STOCK OPTION AND APPRECIATION RIGHTS PLAN AND THE 930,000 SHARES OF COMMON STOCK RESERVED FOR ISSUANCE UNDER STOCK OPTIONS TO BE GRANTED IN THE FUTURE UNDER THE 2003 STOCK OPTION AND APPRECIATION RIGHTS PLAN.

                                       2
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         This Registration Statement relates to a total of 7,150,000 shares of common stock, par value $.001 per share ("Common Stock") of Isolagen, Inc. (the "Company"), which may be offered and sold pursuant to options granted or which may be granted under the Company's 2001 Stock Option and Appreciation Rights Plan, as amended -- 4,900,000 shares -- and the 2003 Stock Option and Appreciation Rights Plan, as amended - 2,250,000 shares.

ITEM     3.       INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents previously filed with the Commission by the Company are incorporated in this Registration Statement by reference:

     1. the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002;

     2. all other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the registrant document referred to in (1) above; and

     3. the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this registration statement and prior to the termination of the offering of the Common Stock shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM     5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

         The law firm of Dilworth Paxson LLP has rendered an opinion regarding the legality of the shares of Common Stock registered hereunder. Ralph V. De Martino, a member of Dilworth Paxson LLP, is a member of the Board of Directors of the Company. On July 31, 2003, Mr. De Martino was the beneficial owner of 100,000 shares of Common Stock (including a total of 100,000 shares of Common Stock issuable upon exercise of certain options).

ITEM     6.   INDEMNIFICATION OF OFFICERS AND DIRECTORS

         The Company's certificate of incorporation, as amended (the "Certificate of Incorporation") and by-laws, as amended (the "By-Laws") contain certain provisions permitted under the General Corporation Law of Delaware, as amended (the "Delaware GCL") which eliminate the personal liability of directors for monetary damages for a breach of the director's fiduciary duty, except for: (i) breach of a director's duty of loyalty; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) the unlawful payment of dividends, stock purchase or stock redemption, or (iv) any transaction from which the director derives any improper personal benefit. The Certificate of Incorporation and By-Laws also contain provisions indemnifying the Company's directors, officers and employees to the fullest extent permitted by the Delaware GCL.

         The Company's directors and officers are also insured against certain liabilities under a directors and officers liability insurance policy maintained by the Company.

                                       3
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ITEM     8.   EXHIBITS

         Exhibit Number      Description
         --------------      -----------

              4.1(1)         2001 Stock Option and Appreciation Rights Plan

              4.2(2)         2003 Stock Option and Appreciation Rights Plan

              5 Opinion of Dilworth Paxson LLP as to the legality of securities being registered

              23.1           Consent of Pannell Kerr Forster of Texas, P.C.

              23.2(3)        Consent of Dilworth Paxson LLP

              24(4) Power of Attorney of certain officers and directors of the Company

                  __________________

          (1) Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant's Definitive Proxy Statement in connection with the Registrant's 2001 Annual Meeting, which exhibit is incorporated herein by reference.
          (2) Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant's Definitive Proxy Statement in connection with the Registrant's 2003 Annual Meeting, which exhibit is incorporated herein by reference.
          (3)  Included in Exhibit 5 to this Registration Statement.
          (4)  Included in the signature page to this Registration Statement.

ITEM     9.   UNDERTAKINGS

         A.   The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as

                                       4
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              expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 25th day of August, 2003.

                                   ISOLAGEN, INC.


                                   By: /s/ Jeffrey W. Tomz
                                      -----------------------------------------
                                        Jeffrey W. Tomz
                                        Chief Financial Officer and Secretary

                               POWER OF ATTORNEY

         Each of the undersigned officers and directors of the Registrant, Isolagen, Inc., whose signature appears below, hereby appoints Michael Macaluso and Jeffrey W. Tomz, jointly and individually, as attorneys-in-fact for the undersigned with full power of substitution, to execute in his or her name and on behalf of such person, individually, and in each capacity stated below, this Registration Statement on Form S-8 and one or more amendments (including post-effective amendments) to this Registration Statement and any related registration statement under Rule 462(b) under the Securities Act of 1933 as the attorney-in-fact shall deem appropriate, and to file any such amendment (including exhibits thereto and other documents in connection herewith) to this Registration Statement on Form S-8 or Rule 462(b) registration statement with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or either of them, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                        Title                                       Date
---------                        -----                                       ----
/s/ Michael Macaluso             Chief Executive Officer and Director        August 25, 2003
-----------------------------    (Principal Executive Officer)
Michael Macaluso


/s/ Jeffrey W. Tomz              Chief Financial Officer and Secretary       August 25, 2003
---------------------------      (Principal Financial Officer and
Jeffrey W. Tomz                  Principal Accounting Officer)


/s/ Frank DeLape                 Chairman of the Board of Directors          August 25, 2003
---------------------------
Frank DeLape

                                       5
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
Signature                        Title                                       Date
---------                        -----                                       ----

/s/ William K. Boss, Jr.         Vice Chairman of the Board of Directors     August 25, 2003
-----------------------------
William K. Boss, Jr.

/s/ Michael Avignon              Director                                    August 25, 2003
---------------------------
Michael Avignon

/s/ Steven Morrell               Director                                    August 25, 2003
---------------------------
Steven Morrell

/s/ E. Ashley Smith              Director                                    August 25, 2003
---------------------------
E. Ashley Smith

/s/ Ralph V. De Martino          Director                                    August 25, 2003
-----------------------------
Ralph V. De Martino

                                       6
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                                 EXHIBIT INDEX
                                 -------------


         Exhibit Number      Description
         --------------      -----------

              4.1(1)         2001 Stock Option and Appreciation Rights Plan

              4.2(2)         2003 Stock Option and Appreciation Rights Plan

              5 Opinion of Dilworth Paxson LLP as to the legality of securities being registered

              23.1           Consent of Pannell Kerr Forster of Texas, P.C.

              23.2(3)        Consent of Dilworth Paxson LLP

              24(4) Power of Attorney of certain officers and directors of the Company

                  __________________

          (1) Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant's Definitive Proxy Statement in connection with the Registrant's 2001 Annual Meeting, which exhibit is incorporated herein by reference.
          (2) Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant's Definitive Proxy Statement in connection with the Registrant's 2003 Annual Meeting, which exhibit is incorporated herein by reference.
          (3)  Included in Exhibit 5 to this Registration Statement.
          (4)  Included in the signature page to this Registration Statement.